UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2004

Ebix, Inc.

(Exact name of registrant as specified in its chapter)

Delaware	0-15946	77-0021975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 East Golf Road, Schaumburg, Illinois		60173
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (847) 789-3047

(Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.

On July 1, 2004, Ebix Australia Pty Ltd. (“Ebix Australia”), a subsidiary of Ebix, Inc. (the “Company”) acquired the operating assets of Heart Consulting Pty Ltd. located in Melbourne, Australia (“Heart”) pursuant to a Purchase Agreement (the “Purchase Agreement”), dated June 28, 2004, by and between Ebix Australia and Heart.  A copy of the Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Pursuant to the Purchase Agreement, Ebix Australia has acquired the operating assets of Heart in exchange for an aggregate purchase price (in Australian dollars) of A$10,175,000, payable as follows:  A$5,175,000 in cash at closing (on July 1, 2004, the exchange rate as published by the Reserve Bank of Australia was A$0.6994 per United States dollar), A$2,000,000 payable under stand-by letters of credit issued by the Company’s lender under the Company’s line of credit in three equal annual installments on each of the first, second and third anniversaries of the closing (the “Deferred Payments”), and A$3,000,000 payable in 157,728 shares of the common stock of Ebix issued at the closing (the “Shares”).  The Shares are subject to a repurchase commitment (the “Put Agreement”) by Ebix pursuant to which Heart may require Ebix to repurchase the Shares at any time during January 2006 for an aggregate purchase price of A$2,000,000 minus any proceeds received by Heart from earlier sales of any portion of the Shares.  A copy of the Put Agreement is attached hereto as Exhibit 2.2 and is incorporated herein by reference.

The Company funded the cash payment component of the consideration at closing for this acquisition from its available working capital.  The Deferred Payments will either be made from available working capital or borrowings from the Company’s principle lender.  The Company’s currently available working capital includes cash generated by operations as well as cash obtained from a private sale of 222,223 shares of common stock of the Company completed on January 16, 2004.

The operating assets of Heart acquired by Ebix Australia pursuant to the Purchase Agreement were utilized by Heart in connection with the life insurance sales software applications business, and Ebix Australia intends to continue such use of these assets for the foreseeable future.

No material relationship exists between Heart and the Company, Ebix Australia or any of their respective affiliates, any director or officer of the Company or Ebix Australia, or any associate of any such director or officer.

The foregoing description of the Purchase Agreement and the Put Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement and the Put Agreement, copies of which are attached hereto as Exhibits 2.1 and 2.2 respectively.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(a)           Financial Statements of Business Acquired.

All required financial statements with respect to the acquired Heart Consulting Pty Ltd. will be filed by amendment pursuant to Item 7(a)(4) within 60 days from the date of which this report is required to be filed.

(b)           Pro Forma Financial Information.

All required pro forma financial information with respect to the acquired operating assets of Heart Consulting Pty Ltd. will be filed by amendment pursuant to Item 7(b)(2) within 60 days from the date of which this report is required to be filed.

(c)           Exhibits.

Exhibit No.	Exhibit

2.1	Purchase Agreement, dated June 28, 2004, by and between Heart Consulting Pty Ltd. and Ebix Australia Pty Ltd.*
2.2	Agreement, dated July 1, 2004, by and between Heart Consulting Pty Ltd. and Ebix, Inc.

*  The schedules and exhibits to the Purchase Agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule or exhibit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 14, 2004

EBIX, INC.

	By:	/s/ Richard J. Baum
Richard J. Baum
Executive Vice President —
Finance and Administration,
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

2.1	Purchase Agreement, dated June 28, 2004, by and between Heart Consulting Pty Ltd. and Ebix Australia Pty Ltd.*
2.2	Agreement, dated July 1, 2004, by and between Heart Consulting Pty Ltd. and Ebix, Inc.

*  The schedules and exhibits to the Purchase Agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule or exhibit.